EXHIBIT 10.69
[Translation]
NT$80 Billion Syndicated Loan

SECOND AMENDMENT TO THE SYNDICATED LOAN AGREEMENT

Micron Technology Taiwan, Inc.
Micron Semiconductor Taiwan Co., Ltd.
(Co-Borrowers)

Bank of Taiwan
Mega International Commercial Bank Co., Ltd.
Taiwan Business Bank
Taiwan Cooperative Bank
Chang Hwa Commercial Bank
Credit Agricole Corporate and Investment Bank, Taipei Branch
CTBC Bank Co., Ltd.
Hua Nan Commercial Bank
Yuanta Commercial Bank
Land Bank of Taiwan
(Mandated Lead Arrangers)

First Commercial Bank
Agricultural Bank of Taiwan
Jih Sun International Bank
The Shanghai Commercial & Savings Bank, Ltd.
EnTie Commercial Bank
KGI Bank
Ta Chong Bank, Ltd.
E.SUN Commercial Bank, Ltd.
Taichung Commercial Bank Co., Ltd.
Taiwan Shin Kong Commercial Bank Company Ltd.
Taishin International Bank
DBS Bank (Taiwan) Ltd.
Bank of Kaohsiung
Taipeifubon Commercial Bank Co., Ltd.
Far Eastern International Bank
Bank SinoPac Co. Ltd.
(Lenders)

Bank of Taiwan
(Facility Agent)
Mega International Commercial Bank Co., Ltd.
(Collateral Agent)

Taiwan Business Bank
(Document Management Agent)

July 14, 2017

Baker & McKenzie

15/F, No. 168, Dunhua North Road, Taipei City

SECOND AMENDMENT TO THE SYNDICATED LOAN AGREEMENT

This Second Amendment to the Syndicated Loan Agreement (this "Second Amendment") is entered into by among the following parties on July 14, 2017:

(1)
Micron Technology Taiwan, Inc. (formerly known as Inotera Memories, Inc.), a company limited by shares organized and existing under the laws of the Republic of China ("ROC" or "Taiwan") , with its registered office at No.667, Fuxing 3rd Rd., Wenhua Vil., Guishan Dist., Taoyuan City 333, Taiwan ("MTTW"); and

Micron Semiconductor Taiwan Co., Ltd., a company limited by shares organized and existing under the laws of the ROC, with its registered office at 25F., No.333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei City 110, Taiwan ("MST", together with MTTW, the "Co-Borrowers", each a "Co-Borrower");
and

(2)
Bank of Taiwan, Mega International Commercial Bank Co., Ltd., Taiwan Business Bank, Chang Hwa Commercial Bank, Ltd., Land Bank of Taiwan, Taiwan Cooperative Bank, Credit Agricole Corporate and Investment Bank, Taipei Branch, CTBC Bank Co., Ltd., Hua Nan Commercial Bank, Ltd. and Yuanta Commercial Bank, as the mandated lead arrangers (collectively, the "Mandated Lead Arrangers") of this Transaction (as defined below);

and

(3)	the banks and financial institutions listed in Schedule 1 to the Existing Agreement (as defined below) (each a "Lender", together the "Lenders");

and

(4)	Bank of Taiwan, the facility agent ("Facility Agent") of this Transaction;

and

(5)	Mega International Commercial Bank Co., Ltd., the collateral agent ("Collateral Agent") of this Transaction;

and

(6)
Taiwan Business Bank, the document management agent ("Document Management Agent", together with the Facility Agent and the Collateral Agent, the "Agent Banks", each an "Agent Bank") of this Transaction.

WHEREAS, the parties above have entered into that certain Syndicated Loan Agreement (the "Existing Agreement") for an aggregate facility amount of Eighty Billion New Taiwan Dollars (this "Transaction"), as amended by the First Amendment to the Syndicated Loan Agreement dated November 23, 2016 (the "First Amendment"). As requested by the Co-Borrowers and after obtaining the Lenders' consent through the Facility Agent, the parties hereby agree to enter into this Second Amendment.

1.
Unless otherwise provided in this Second Amendment, the terms used in the Existing Agreement shall have the same meanings when used herein. Further, pursuant to Article 16 of the Existing Agreement, the proposed amendments specified in Articles 2 to 8 of this Second Amendment shall obtain the Majority Banks' written consent. The Facility Agent has obtained the Majority Banks' written consent and the Lenders have agreed to authorize the Facility Agent and the Collateral Agent to execute this Second Amendment on behalf of the Mandated Lead Arrangers, the Lenders, and the Document Management Agent in accordance with the Lenders' written consent.

2.	The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that Section 10.1(4)(a) of the Existing Agreement shall be replaced with the following:

"(a)	Ensure MST will maintain the following financial ratios and requirement:

(i)	Leverage ratio (total liabilities/EBITDA): not higher than 5.50x in 2017 and 2018; and not higher than 4.50x through 2019 to 2021.

(ii)	Tangible net worth (i.e., net worth minus intangible asset): not less than NT$4 billion in 2017 and 2018; not less than NT$6.5 billion in 2019 and 2020; and not less than NT$12 billion from 2021.

The financial ratios and standards above shall be reviewed each half-year based on the semi-annual and annual consolidated financial reports of MST provided in accordance with Section 10.1(3)(a) and the definition of EBITDA described below (based on the measurement period of the most recently completed four fiscal quarters of MST ending on the balance sheet date of the relevant financial reports) provided that for the purpose of this provision (including the definition of EBITDA described below), about eighteen per cent (18%) of the shares of MTTW held by Micron B.V. shall be deemed as being held by MST. When MST provides its financial reports to the Document Management Agent in accordance with Section 10.1(3)(a), it shall also provide a certificate certifying that there is no violation of the financial covenants (in the form of Appendix 10) issued by the CFO or the CPA of MST. Such certificate shall also specify the calculation method and result of the above financial ratios and standards.

If MST fails to meet any of the above-stated financial ratio and requirements but has improved to meet such financial ratio and requirements before the next reviewing date, it would not be deemed as an Event of Default. However, the interest rate for the Outstanding Principal Amount applicable to the Co-Borrowers under this Agreement shall be 0.25% over the agreed applicable interest rate during the period from the day the financial certificate submitted by MST indicates that the agreed financial covenants are not complied to the day of the issuance of the next certificate (which indicates that all financial covenants have been complied). But if MST fails to improve to meet above-stated financial ratio and requirements as of such next reviewing date, it would be deemed as an Event of Default."

3.	The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that Section 10.1(4)(b) of the Existing Agreement shall be replaced with the following:

"(b)	To ensure that MTI will maintain the following financial ratios and requirement:

(i)	Leverage ratio (total liabilities/EBITDA): not higher than 4.50x in 2016; not higher than 3.50x in 2017; not higher than 3.00x in 2018 and 2019; and not higher than 2.50x in 2020 and 2021.

(ii)
Tangible net worth (i.e., net worth minus intangible asset): not less than US$9 billion in 2016 and 2017; not less than US$12.5 billion in 2018 and 2019; and not less than US$16.5 billion in 2020 and 2021.

The financial ratios and requirements shall be reviewed each half-year quarterly consolidated financial reports and annual consolidated financial reports of MTI provided in accordance with Section 10.1(3)(b) and the definition of EBITDA described below (based on the measurement period of the most recently completed four fiscal quarters of MTI ending on the balance sheet date of the relevant financial reports). When the Co-Borrowers provides the financial reports of MTI to the Document Management Agent in accordance with Section 10.1(3)(b), the Co-Borrowers shall also provide a certificate certifying that there is no violation of the financial covenants (in the form of Appendix 1 of Guarantee (Schedule 1)) issued by the CFO or the CPA of MTI. Such certificate shall also specify the calculation method and result of the above financial ratios and standards.

If MTI fails to meet any of the above-stated financial ratio and requirements, it would not be deemed as an Event of Default. However, the interest rate for the Outstanding Principal Amount applicable to the Co-Borrowers under this Agreement shall be 0.25% over the agreed applicable interest rate during the period from the day the financial certificate submitted by MTI indicates that the agreed financial covenants are not complied to the day of the issuance of the next certificate (which indicates that all financial covenants have been complied).

For avoidance of doubt, if MST and MTI both fail to meet the financial covenants and thus the interest rate shall be increased in accordance with the above, the required interest margin shall not be double counted. In other worlds, the interest rate under such circumstance shall be the applicable interest rate for the Outstanding Principal Amount agreed under this Agreement plus 0.25% per annum."

4.
The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that the definition of "EBITDA" set forth in Section 10.1(4)(c) of the Existing Agreement shall be replaced with the following:

""EBITDA" means, with respect to any Person for any measurement period, the sum of the amounts for such period,

taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such measurement period), the following amount stipulated in item (2) to (7) (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts stipulated in item (2) to (7) proportionate to such Person’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Income Tax Expense; (5) restructuring expenses and charges; (6) any expenses or charges related to any equity offering, investment, recapitalization or incurrence of indebtedness not prohibited under this Agreement (whether or not successful) or related to the issuance of negotiable instruments; and (7) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the execution of this Agreement.

For the purpose of calculating EBITDA, it shall be calculated after giving effect on a pro forma basis for the applicable measurement period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such measurement period or at any time subsequent to the last day of such measurement period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that MST determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such measurement period."

5.
The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that the definition of "Consolidated Income Tax Expense" set forth in Section 10.1(4)(c) of the Existing Agreement shall be replaced with the following:

""Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income."

6.
The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that the definition of "Consolidated Income Tax Expense" set forth in Section 10.1(4)(c) of the Existing Agreement shall be replaced with the following:

""Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries."

7.
The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that the definition of "Consolidated Net Income" set forth in Section 10.1(4)(c) of the Existing Agreement shall be replaced with the following:

""Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to such Person’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) charges or losses as a result of judgments and settlements in connection with litigation or threatened litigation, up to a maximum in any measurement period of NT$31,500,000,000; (3) gains or losses in respect of any asset impairments, write-offs or sales (net of expenses and charges relating to the transaction giving rise thereto); (4) any expenses, losses or charges incurred related to lower of cost or market write-downs (or net realizable value) for work in process or finished goods inventories; (5) any expenses, losses or charges incurred related to excess or obsolete inventories; (6) (a) the net income (loss) from any disposed or discontinued operations or (b) any net gains or losses on disposed or discontinued operations: (7) any gain or loss realized as a result of the cumulative effect of a change in accounting standards; (8) any net gains or losses attributable to the early extinguishment or conversion of financial indebtedness, derivative instruments, embedded derivatives or other similar obligations; (9) equity in net income (loss) of equity method investees; (10) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (11) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, the calculation shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Agreement."

8.
The Co-Borrowers, the Lenders, the Mandated Lead Arrangers and the Agent Banks agree that the definition of "Consolidated Net Income" in Section 10.1(4)(c) of the Existing Agreement shall be replaced with the following:

""Consolidated Non-cash Charges" means, with respect to any Person for any period determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period)."

9.
Except as otherwise amended in Articles 2 to 8 of this Second Amendment, other provisions of the Existing Agreement shall remain in full force and effect. This Second Amendment shall take effect when duly executed by the parties hereto and shall be deemed a part of the Existing Agreement provided that in the event of any discrepancy between the provisions of the Existing Agreement or the First Amendment and the provisions of this Second Amendment, the provisions of this Second Amendment shall prevail.

10.
This Second Amendment shall be governed by the laws of the ROC. Any matter not set forth in this Second Amendment shall be dealt with in accordance with the Existing Agreement or applicable laws and regulations.

11.
Each party hereto agrees that Taiwan Taipei District Court shall be the court of first instance to settle any disputes arising from this Second Amendment, unless there is special provision of exclusive jurisdiction under the laws.

12.	This Second Amendment shall be executed in thirty one (31) original copies, and each of the Co-Borrowers, the Lenders and the Agent Banks shall keep one (1) original copy as evidence.

This Second Amendment is duly executed by each party hereto as of the date first above written.

[Remainder of page intentionally left blank; signature page to follow]

Co-Borrower
Micron Technology Taiwan, Inc.

Authorized Signatory:	/s/ Yap Lin Kiat (personal chop and corporate chop)

Co-Borrower
Micron Semiconductor Taiwan Co., Ltd.

Authorized Signatory:	/s/ Stephen Ray Drake (personal chop and corporate chop)

Mandated Lead Arrangers and Lenders:
Bank of Taiwan
Mega International Commercial Bank Co., Ltd.
Taiwan Business Bank
Taiwan Cooperative Bank
Chang Hwa Commercial Bank
Credit Agricole Corporate and Investment Bank, Taipei Branch
CTBC Bank Co., Ltd.
Hua Nan Commercial Bank
Yuanta Commercial Bank
Land Bank of Taiwan

Lenders:
First Commercial Bank
Agricultural Bank of Taiwan
Jih Sun International Bank
The Shanghai Commercial & Savings Bank, Ltd.
EnTie Commercial Bank
KGI Bank
Ta Chong Bank, Ltd.
E.SUN Commercial Bank, Ltd.
Taichung Commercial Bank Co., Ltd.
Taiwan Shin Kong Commercial Bank Company Ltd.
Taishin International Bank
DBS Bank (Taiwan) Ltd.
Bank of Kaohsiung
Taipeifubon Commercial Bank Co., Ltd.
Far Eastern International Bank
Bank SinoPac Co. Ltd.

Document Management Agent
Taiwan Business Bank

Representative of the Mandated Lead Arrangers, the Lenders, and the Document Management Agent above

Facility Agent
Bank of Taiwan

Authorized Signatory:	(corporate chop)

Collateral Agent
Mega International Commercial Bank Co., Ltd.

Authorized Signatory:	(corporate chop)